Exhibit 99.1

News Release

Superior Announces Additional Actions to Navigate

Uncertainty Created by COVID-19

SOUTHFIELD, MICHIGAN – April 2, 2020 – Superior Industries International, Inc. (NYSE:SUP), one of the world’s leading aluminum wheel suppliers, today announced actions aimed at further preserving financial flexibility to manage through a possible prolonged lower production environment.

On March 23, 2020, Superior announced various actions in response to the ongoing COVID-19 pandemic and shutdowns by global automotive OEMs. The announced actions included measures to ensure the health and safety of the Company’s employees, reduce production costs, and strengthen Superior’s liquidity position. As previously announced, Superior is suspending production at all its manufacturing facilities. While there is not clear visibility as to the length of the temporary shutdowns, the Company continues to monitor OEM production and follow guidance provided by federal, state, and local governments.

Further, Superior is also taking the following actions. The extent and duration of these actions will be revisited based on how the situation develops.

•	Non-employee Board members will forgo all cash compensation from April 1, 2020 through May 31, 2020.

•	All executives will take a 20% reduction in base salary from April 1, 2020 through May 31, 2020.

•	All other salaried employees will take a 20% reduction in base salary from April 1, 2020 through May 31, 2020 in accordance with local laws, regulations, and labor agreements.

•	Most of Superior’s manufacturing workforce will be temporarily laid off in line with facility closures.

•	Discretionary spending has been suspended.

•	Superior has targeted reductions in working capital including significantly reducing the purchase of all direct material.

•	All non-essential capital investments have been placed on hold.

•	Additional measures have been implemented to protect the health of employees including remote work, enhanced facility sanitation, taking temperatures prior to entering facilities, among other actions.

“In this time of uncertainty, we continue to prioritize the health and safety of our employees around the globe while staying laser focused on responding to a quickly evolving environment,” said Majdi Abulaban, President and Chief Executive Officer of Superior. “While Superior has a solid liquidity position of nearly $300M, we are taking all appropriate actions to maintain our financial position and remain nimble as we navigate these extraordinary times. These decisions are difficult, but we believe they are necessary in the face of an evolving production outlook.”

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates and partners with customers to design, engineer and manufacture a wide variety of innovative and high-quality products utilizing the latest lightweighting and finishing technologies. Superior also maintains leading aftermarket brands including ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “outlook”, “predicts,” “projects,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, those related to Superior’s ability to withstand current market conditions and the evolving impact of COVID-19, access to the credit markets, Superior’s ability to continue to deliver in 2020 the positive financial trends it delivered in 2019, Superior’s financial flexibility, trends in Superior’s financial results, Superior’s ability to continue to enhance cash generation and pay down debt, Superior’s competitive position, Superior’s ability to continue to introduce market-leading product offerings with differentiating technologies. Superior’s ability to reduce costs, and re-align its business to changing production levels, and trends in the aluminum wheel industry. These statements are based on current expectations, estimates, and projections about Superior’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior’s Securities and Exchange Commission filings and reports, including Superior’s Annual Report on Form 10-K, and other reports from time to time filed with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. Such forward-looking statements speak only as of the date on which they are made, and Superior does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contact:

Superior Investor Relations:

(248) 234-7104

Troy Ford

Investor.Relations@supind.com